                                                                       EXHIBIT A





                            STOCK PURCHASE AGREEMENT

                                      AMONG


                                   TEAM, INC.


                                       AND

                                E. PATRICK MANUEL
                                       AND
                                  B. DAL MILLER



                                  APRIL 9, 1999

                                TABLE OF CONTENTS


                                                                                                               Page

1.       Definitions..............................................................................................1
         1.1.     "Accredited Investor" ..........................................................................1
         1.2.     "Adverse Consequences" .........................................................................1
         1.3.     "Affiliate" ....................................................................................1
         1.4.     "Affiliated Group" .............................................................................2
         1.5.     "Applicable Rate" ..............................................................................2
         1.6.     "Audited Financial Statements" .................................................................2
         1.7.     "Base EBIT".....................................................................................2
         1.8.     "Basis" ........................................................................................2
         1.9.     "Cap"...........................................................................................2
         1.10.    "Capital Expenditures" .........................................................................2
         1.11.    "Cash" .........................................................................................2
         1.12.    "Claim" ........................................................................................2
         1.13.    "Closing" ......................................................................................2
         1.14.    "Closing Date" .................................................................................2
         1.15.    "Code" .........................................................................................2
         1.16.    "Confidential Information" .....................................................................2
         1.17.    "Controlled Group of Corporations" .............................................................3
         1.18.    "Current Assets" ...............................................................................3
         1.19.    "Current Liabilities" ..........................................................................3
         1.20.    "Deferred Intercompany Transaction" ............................................................3
         1.21.    "Deferred Payment"..............................................................................3
         1.22.    "Denial" .......................................................................................3
         1.23.    "Disclosure Schedule" ..........................................................................3
         1.24.    "EBIT" .........................................................................................3
         1.25.    "Earn-out" .....................................................................................3
         1.26.    "Employee Benefit Plan" ........................................................................3
         1.27.    "Employee Pension Benefit Plan".................................................................4
         1.28.    "Employee Welfare Benefit Plan" ................................................................4
         1.29.    "Environmental, Health, and Safety Laws" .......................................................4
         1.30.    "ERISA" ........................................................................................4
         1.31.    "Escrow Agent" .................................................................................4
         1.32.    "Escrow Agreement" .............................................................................4
         1.33.    "Escrow Amount" ................................................................................4
         1.34.    "Extremely Hazardous Substance" ................................................................4
         1.35.    "Fiduciary" ....................................................................................4
         1.36.    "Final Closing Date Balance Sheet" .............................................................4
         1.37.    "Financial Statement" ..........................................................................4
         1.38.    "GAAP" .........................................................................................4
         1.39.    "Indemnified Party" ............................................................................4

                         TABLE OF CONTENTS   (Cont'd.)

         1.40.    "Indemnifying Party" ...........................................................................4
         1.41.    "Intellectual Property" ........................................................................5
         1.42.    "Knowledge" ....................................................................................5
         1.43.    "Liability" ....................................................................................5
         1.44.    "Mechanical Inspection Services" ...............................................................5
         1.45.    "Most Recent Balance Sheet" ....................................................................5
         1.46.    "Most Recent Financial Statements" .............................................................5
         1.47.    "Most Recent Fiscal Month End" .................................................................5
         1.48.    "Most Recent Fiscal Year End" ..................................................................5
         1.49.    "Multiemployer Plan" ...........................................................................5
         1.50.    "Net Working Capital Deficit" ..................................................................5
         1.51.    "Net Working Capital Surplus" ..................................................................5
         1.52.    "Ordinary Course of Business" ..................................................................6
         1.53.    "Party" ........................................................................................6
         1.54.    "PBGC" .........................................................................................6
         1.55.    "Person" .......................................................................................6
         1.56.    "Preliminary Closing Date Balance Sheet" .......................................................6
         1.57.    "Preliminary Net Working Capital Deficit" ......................................................6
         1.58.    "Preliminary Net Working Capital Surplus" ......................................................6
         1.59.    "Prohibited Transaction" .......................................................................6
         1.60.    "Purchase Price" ...............................................................................6
         1.61.    "Release Letter" ...............................................................................6
         1.62.    "Reportable Event" .............................................................................6
         1.63.    "Right of Setoff" ..............................................................................6
         1.64.    "SEC" ..........................................................................................6
         1.65.    "Securities Act" ...............................................................................6
         1.66.    "Securities Exchange Act" ......................................................................6
         1.67.    "Security Interest" ............................................................................6
         1.68.    "Seller" .......................................................................................7
         1.69.    "Setoff"........................................................................................7
         1.70.    "Setoff Amount".................................................................................7
         1.71.    "Subsidiary" ...................................................................................7
         1.72.    "Tax" ..........................................................................................7
         1.73.    "Tax Return" ...................................................................................7
         1.74.    "Team's Auditor" or "Team Auditor"..............................................................7
         1.75.    "Team Stock" ...................................................................................7
         1.76.    "Term"..........................................................................................7
         1.77.    "Territories"...................................................................................7
         1.78.    "Third Party Claim" ............................................................................7
         1.79.    "Unassumed Liabilities".........................................................................8
         1.80.    "X Ray" ........................................................................................8
         1.81.    "X Ray Shares"..................................................................................8
         1.82.    "XRI Management Company" .......................................................................8
         1.83.    "Year 2000 Compliant" ..........................................................................8

                         TABLE OF CONTENTS   (Cont'd.)


2.       Purchase and Sale of X Ray Shares........................................................................8
         2.1.     Basic Transaction...............................................................................8
         2.2.     Purchase Price..................................................................................8
                  2.2.1.   Cash Portion of the Purchase Price.....................................................8
                  2.2.2.   Capital Expenditures Portion of the Purchase Price.....................................9
                  2.2.3.   Deferred Payment. .....................................................................9
                  2.2.4.   Earn-out Portion of the Purchase Price.................................................9
         2.3.     Escrow Agreement; Right of Setoff..............................................................11
         2.4.     The Closing....................................................................................13
         2.5.     Deliveries at the Closing......................................................................13
         2.6.     Certain Other Agreements. .....................................................................14

3.       Representations and Warranties Concerning the Transaction...............................................14
         3.1.     Representations and Warranties of the Sellers..................................................14
                  3.1.1.   Authorization of Transaction..........................................................14
                  3.1.2.   Noncontravention......................................................................14
                  3.1.3.   Brokers' Fees.........................................................................15
                  3.1.4.   Investment............................................................................15
                  3.1.5.   X Ray Shares..........................................................................15
         3.2.     Representations and Warranties of Team.  ......................................................15
                  3.2.1.   Organization of Team..................................................................15
                  3.2.2.   Authorization of Transaction..........................................................15
                  3.2.3.   Noncontravention......................................................................16
                  3.2.4.   Brokers' Fees.........................................................................16
                  3.2.5.   Investment............................................................................16
                  3.2.6.   Treatment of Transactions.............................................................16

4.       Preparation and Delivery of Disclosure Schedule.........................................................16

5.       Representations and Warranties Concerning X Ray and Its Subsidiaries....................................16
         5.1.     Organization, Qualification, and Corporate Power...............................................17
         5.2.     Capitalization.................................................................................17
         5.3.     Noncontravention...............................................................................17
         5.4.     Brokers' Fees..................................................................................17
         5.5.     Title to Assets................................................................................18
         5.6.     Subsidiaries...................................................................................18
         5.7.     Financial Statements...........................................................................18
         5.8.     Events Subsequent to the date of the Most Recent Financial Statements..........................18
         5.9.     Undisclosed Liabilities........................................................................20
         5.10.    Legal Compliance...............................................................................20
         5.11.    Tax Matters....................................................................................21
         5.12.    Real Property..................................................................................22
         5.13.    Intellectual Property..........................................................................23
         5.14.    Tangible Assets................................................................................26
         5.15.    Inventory......................................................................................26

                         TABLE OF CONTENTS   (Cont'd.)


         5.16.    Contracts......................................................................................26
         5.17.    Notes and Accounts Receivable..................................................................27
         5.18.    Powers of Attorney.............................................................................27
         5.19.    Insurance......................................................................................28
         5.20.    Litigation.....................................................................................28
         5.21.    Warranty.......................................................................................29
         5.22.    Liability in Respect of Services Provided......................................................29
         5.23.    Employees......................................................................................29
         5.24.    Employee Benefits..............................................................................29
         5.25.    Guaranties.....................................................................................31
         5.26.    Environment, Health, and Safety................................................................31
         5.27.    Certain Business Relationships with X Ray......................................................32
         5.28.    Year 2000 Compliance...........................................................................32
         5.29.    Disclosure.....................................................................................32

6.       Intentionally Deleted...................................................................................32

7.       Post-Closing Covenants..................................................................................32
         7.1.     General........................................................................................32
         7.2.     Litigation Support.............................................................................32
         7.3.     Transition.....................................................................................33
         7.4.     Confidentiality................................................................................33
         7.5.     Team Stock.....................................................................................33
         7.6.     Preliminary Closing Date Balance Sheet; Final Closing Date Balance Sheet.......................34
         7.7.     Noncompetition.................................................................................36
         7.8.     Stub Period Tax Return for X Ray...............................................................37
         7.9.     Award of Stock Options.........................................................................38
         7.10.    Unassumed Liabilities..........................................................................38
         7.11.    Auditors' Consent..............................................................................38

8.       Intentionally Deleted...................................................................................38

9.       Remedies for Breaches of This Agreement.................................................................39
         9.1.     Survival of Representations and Warranties.....................................................39
         9.2.     Indemnification Provisions for Benefit of Team.................................................39
         9.3.     Indemnification Provisions for Benefit of the Sellers..........................................39
         9.4.     Matters Involving Third Parties................................................................40
         9.5.     Defense of Third Party Claims..................................................................40
         9.6.     Indemnification Payments Deemed to be Adjustments to Purchase Price............................41
         9.7.     Other Indemnification Provisions...............................................................41
         9.8.     Threshold......................................................................................41
         9.9.     Cap; Timing of Claims..........................................................................41
         9.10.    Other Covenants................................................................................42
         9.11.    Certain Undertaking of Sellers.................................................................42

                         TABLE OF CONTENTS   (Cont'd.)


10.      Intentionally Deleted...................................................................................42

11.      Miscellaneous...........................................................................................42
         11.1.    Press Releases and Public Announcements........................................................42
         11.2.    No Third-Party Beneficiaries...................................................................42
         11.3.    Entire Agreement...............................................................................43
         11.4.    Succession and Assignment......................................................................43
         11.5.    Counterparts...................................................................................43
         11.6.    Headings.......................................................................................43
         11.7.    Notices........................................................................................43
         11.8.    Governing Law..................................................................................44
         11.9.    Amendments and Waivers.........................................................................44
         11.10.   Severability...................................................................................44
         11.11.   Expenses.......................................................................................44
         11.12.   Construction...................................................................................45
         11.13.   Incorporation of Exhibits and Schedules........................................................45
         11.14.   Specific Performance...........................................................................45
         11.15.   Arbitration....................................................................................45
                  11.15.1.          Special Rules................................................................46
                  11.15.2.          Commencement.................................................................46
                  11.15.3.          Three Arbitrators............................................................46
                  11.15.4.          Appointment of Chairman......................................................46
                  11.15.5.          Qualifications of Chairman...................................................46
                  11.15.6.          Unavailability of Blue Ribbon Panelists......................................46
                  11.15.7.          Impartiality.................................................................47
                  11.15.8.          Written Opinion..............................................................47
                  11.15.9.          Framing of Issues............................................................47
                  11.15.10.         Discovery....................................................................47
                  11.15.11.         Locale.......................................................................47
                  11.15.12.         Reservation of Rights........................................................47

                           TABLE OF CONTENTS (Cont'd.)


LIST OF ANNEXES, SCHEDULES AND EXHIBITS:

ANNEX I - Exceptions to Representations and Warranties of the Sellers contained in Section 3.1.

ANNEX II - Exceptions to Representations and Warranties of the Team contained in
Section 3.2.

DISCLOSURE SCHEDULE - Exceptions to Representations and Warranties of the Sellers concerning X Ray and the Subsidiaries contained in Section 5.

EXHIBIT A - Shareholder List
EXHIBIT B - Capital Expenditures
EXHIBIT C - Consulting Agreement of Pat Manuel
EXHIBIT D - Employment Agreement of Dal Miller
EXHIBIT E - Opinion of Counsel to the Sellers
EXHIBIT F - Opinion of Counsel to Team
EXHIBIT G - Escrow Agreement
EXHIBIT H - Stock Restriction Agreement
EXHIBIT I - Registration Rights Agreement
EXHIBIT J - Territories
EXHIBIT K - Sample Earn-Out Calculations

                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (the "Agreement") is entered into on April 9, 1999, by and among TEAM, INC., a Texas corporation ("Team"), E. PATRICK MANUEL, who is an individual resident of the State of Louisiana ("Manuel"), and
B. DAL MILLER, who is an individual resident of the State of Louisiana ("Miller"). Manuel and Miller are referred to collectively herein as the "Sellers" and individually as "Seller." Team and the Sellers are referred to collectively herein as the "Parties."

                                  INTRODUCTION

          This Agreement contemplates a transaction in which Team will purchase from the Sellers, and the Sellers will sell to Team, all of the outstanding capital stock of X-Ray Inspection, Inc., a Louisiana corporation ("X Ray," with such capital stock being referred to as the "X Ray Shares"), in return for the consideration provided below.

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

                                    AGREEMENT

1.       Definitions.

         1.1. "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

         1.2. "Adverse Consequences" means the dollar amount of any and all losses suffered by the Party who is entitled to be indemnified pursuant to
Section 9 as the result of a breach of a representation, warranty and/or covenant by the other Party, including all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses, including expenses of defending and/or pursuing a Third Party Claim. The Parties shall take into account the time cost of money (using the Applicable Rate as the discount rate) and insurance proceeds actually received in determining Adverse Consequences.

         1.3. "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         1.4. "Affiliated Group" means any affiliated group within the meaning of Code Sec. 1504 or any similar group defined under a similar provision of state, local or foreign law.

         1.5. "Applicable Rate" means the corporate base rate of interest announced from time to time by NationsBank, N.A.

         1.6. "Audited Financial Statements" has the meaning set forth in
Section 5.7 below.

         1.7. "Base EBIT" has the meaning set forth in Section 2.2.4 below.

         1.8. "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

         1.9. "Cap" has the meaning set forth in Section 9.9 below.

         1.10. "Capital Expenditures" means those capital expenditures (net of any associated debt or lease obligation assumed by Team) incurred by X Ray and/or XRI Management Company after September 30, 1998, which are listed on Exhibit B hereto and which shall exclude any and all capital expenditures which are in the nature of replacement or maintenance items.

         1.11. "Cash" means payment by bank cashier's check, by wire transfer or delivery of other immediately available funds.

         1.12. "Claim" has the meaning set forth in Section 2.3.3 below.

         1.13. "Closing" has the meaning set forth in Section 2.4 below.

         1.14. "Closing Date" has the meaning set forth in Section 2.4 below.

         1.15. "Code" means the Internal Revenue Code of 1986, as amended.

         1.16. "Confidential Information" means any information concerning the Mechanical Inspection Services business that is not already generally available to the public, including (i) any of all trade secrets concerning the Mechanical Inspection Services business, including but not limited to specifications, data, know-how and ideas, past, current and planned methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and data-base technologies, systems, structures and architectures (and related processes, formulas, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information) used in the Mechanical Inspection Services business and any other information, however documented, that is a trade secret of the Mechanical Inspection Services business, (ii) any and all information concerning the Mechanical Inspection Services business (including but not limited to historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials), however documented; and (iii) any and all notes, analyses, compilations, studies, summaries and other material prepared by or for Team, X Ray, or any of Team's Subsidiaries with respect to the Mechanical Inspection Services business containing or based, in whole or in part, on any information included in the foregoing.

         1.17. "Controlled Group of Corporations" has the meaning set forth in Code Section 1563(a)(1).

         1.18. "Current Assets" means the current assets set forth on the Preliminary Closing Date Balance Sheet under Section 7.6.1 and the Final Closing Date Balance Sheet under Section 7.6.2, which shall include cash, accounts receivable, inventory, prepaid expenses and other cash or cash-equivalent assets existing as of March 31, 1999.

         1.19. "Current Liabilities" means the current liabilities set forth on the Preliminary Closing Date Balance Sheet under Section 7.6.1 and the Final Closing Date Balance Sheet under Section 7.6.2, which shall include accounts payable and accrued liabilities existing as of March 31, 1999, but which shall exclude all Unassumed Liabilities.

         1.20. "Deferred Intercompany Transaction" has the meaning set forth in Treas. Reg. Section 1.1502-13.

         1.21. "Deferred Payment" shall have the meaning set forth in Section
2.2.3 below.

         1.22. "Denial" has the meaning set forth in Section 2.3.3 below.

         1.23. "Disclosure Schedule" has the meaning set forth in Section 4 below.

         1.24. "EBIT" has the meaning set forth in Section 2.2.3 below.

         1.25. "Earn-out" has the meaning set forth in Section 2.2.4 below.

         1.26. "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

         1.27. "Employee Pension Benefit Plan" has the meaning set forth in ERISA Sec. 3(2).

         1.28. "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Sec. 3(1).

         1.29. "Environmental, Health, and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

         1.30. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         1.31. "Escrow Agent" has the meaning set forth in Section 2.3.1 below.

         1.32. "Escrow Agreement" has the meaning set forth in Section 2.3.1 below.

         1.33. "Escrow Amount" has the meaning set forth in Section 2.3.1 below.

         1.34. "Extremely Hazardous Substance" has the meaning set forth in Sec. 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

         1.35. "Fiduciary" has the meaning set forth in ERISA Sec. 3(21).

         1.36. "Final Closing Date Balance Sheet" has the meaning set forth in
Section 7.6.2 below.

         1.37. "Financial Statement" has the meaning set forth in Section 5.7 below.

         1.38. "GAAP" means United States generally accepted accounting principles as in effect from time to time, with depreciation based on alternative minimum tax lives, at straight line rates.

         1.39. "Indemnified Party" has the meaning set forth in Section 9.4 below.

         1.40. "Indemnifying Party" has the meaning set forth in Section 9.4 below.

         1.41. "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals),
(f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         1.42. "Knowledge" means the actual knowledge of either of the Sellers.

         1.43. "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         1.44. "Mechanical Inspection Services" means all examination services, including both destructive and non-destructive examination services, but excluding Team's and Team's Subsidiaries' existing and future emissions control and monitoring services.

         1.45. "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

         1.46. "Most Recent Financial Statements" has the meaning set forth in
Section 5.7 below.

         1.47. "Most Recent Fiscal Month End" has the meaning set forth in
Section 5.7 below.

         1.48. "Most Recent Fiscal Year End" has the meaning set forth in
Section 5.7 below.

         1.49. "Multiemployer Plan" has the meaning set forth in ERISA Sec.
3(37).

         1.50. "Net Working Capital Deficit" has the meaning set forth in
Section 7.6.2 below.

         1.51. "Net Working Capital Surplus" has the meaning set forth in
Section 7.6.2 below.

         1.52. "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         1.53. "Party" has the meaning set forth in the preface above.

         1.54. "PBGC" means the Pension Benefit Guaranty Corporation.

         1.55. "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         1.56. "Preliminary Closing Date Balance Sheet" has the meaning set forth in Section 7.6.1 below.

         1.57. "Preliminary Net Working Capital Deficit" has the meaning set forth in Section 7.6.1 below.

         1.58. "Preliminary Net Working Capital Surplus" has the meaning set forth in Section 7.6.1 below.

         1.59. "Prohibited Transaction" has the meaning set forth in ERISA Sec. 406 and Code Sec. 4975.

         1.60. "Purchase Price" has the meaning set forth in Section 2.2 below.

         1.61. "Release Letter" has the meaning set forth in Section 2.3.3 below.

         1.62. "Reportable Event" has the meaning set forth in ERISA Sec. 4043.

         1.63. "Right of Setoff" has the meaning set forth in Section 2.3.2 below.

         1.64. "SEC" means the United States Securities and Exchange Commission.

         1.65. "Securities Act" means the Securities Act of 1933, as amended.

         1.66. "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         1.67. "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable,
(c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         1.68. "Seller" has the meaning set forth in the preface above.

         1.69. "Setoff" has the meaning set forth in Section 2.3.2 below.

         1.70. "Setoff Amount" has the meaning set forth in Section 2.3.2 below.

         1.71. "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         1.72. "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         1.73. "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         1.74. "Team's Auditor" or "Team Auditor" means the national public accounting firm that Team designates from time to time to audit Team's annual financial statements and issue an audit report thereon.

         1.75. "Team Stock" means 600,000 shares of the common stock, $0.30 par value per share, of Team to be issued as set forth on Exhibit A, and otherwise in accordance with the terms and conditions of this Agreement.

         1.76. "Term" means, as to Manuel, the term of his consulting agreement plus two (2) years, and as to Miller, the term of his employment agreement plus two (2) years.

         1.77. "Territories" means the counties and parishes listed on Exhibit J hereto.

         1.78. "Third Party Claim" has the meaning set forth in Section 9.4 below.

         1.79. "Unassumed Liabilities" means all Liabilities of X Ray other than Current Liabilities; "Unassumed Liabilities" specifically includes Liabilities for interest, current maturities of interest-bearing debt, obligations for Taxes arising on or prior to the Closing Date (including Taxes in respect of the Tax Returns referred to in Sections 6.9 and 7.8) and obligations due to the Sellers (in their respective capacities as shareholders of X Ray), their respective family members or XRI Management Company.

         1.80. "X Ray" has the meaning set forth in the Introduction above.

         1.81. "X Ray Shares" has the meaning set forth in the Introduction above.

         1.82. "XRI Management Company" means XRI Management Company, a Louisiana corporation the capital stock of which is wholly-owned by Manuel and his children.

         1.83. "Year 2000 Compliant" means that the system in question: (i) will correctly and unambiguously process date information at all times, including as the years 1999 and 2000 are approached and reached, and (ii) will not suffer any amends, aborts, improper operation or other interruptions in operation as a result of the approach or reaching of any particular date or the improper computerized processing of any date. Processing of date information includes, but is not limited to, accepting input of dates without ambiguity, outputting all dates in an unambiguous form, and performing calculations, comparisons or operations or taking actions or making decisions using dates, portions of dates or time periods. The concept of Year 2000 Compliance includes all issues relating to the handling of dates or time periods, including the processing of the leap year that will occur in the year 2000. In the case of products that X Ray uses as part of a larger system, then the expression "Year 2000 Compliant" means that the larger system shall be Year 2000 Compliant.

2.       Purchase and Sale of X Ray Shares.

         2.1. Basic Transaction. Each Seller is the record owner of that number of X Ray Shares set forth next to such Seller's name on Exhibit A attached hereto. At the Closing and subject to the terms and conditions of this Agreement, Team agrees to purchase from each of the Sellers, and each of the Sellers agrees to sell to Team, all of such Seller's X Ray Shares for the consideration specified in Section 2.2 below and as reflected by Exhibit A. The Parties agree that the transactions contemplated hereunder shall be deemed effective as of the close of business on March 31, 1999.

         2.2. Purchase Price. Team agrees to pay to the Sellers at the Closing, against delivery to Team by the Sellers of X Ray Shares representing 100% of the issued and outstanding capital stock of X Ray, the following (the "Purchase Price"):

                  2.2.1. Cash Portion of the Purchase Price. Team shall pay $7,500,000 (less the Cash portion of the Deferred Payment) in Cash to the Sellers as part of the Purchase Price.

                  2.2.2. Capital Expenditures Portion of the Purchase Price. Team shall pay the amount of the Capital Expenditures to the Sellers in Cash as part of the Purchase Price. Such payment shall be reduced by the amount of indebtedness to Tri-Parish Bank that is related to the assets that are the subject of the Capital Expenditures.

                  2.2.3. Deferred Payment. Team shall deliver (i) $500,000.00 in Cash, and (ii) the Team Stock to the Escrow Agent (such Cash and such Team Stock being referred to as the "Deferred Payment"). Team acknowledges that Sellers have requested that Team issue 5,000 shares of the Team Stock to G.A. Herrera & Co., and Team agrees to comply with such request. Such 5,000 shares shall be included within the Purchase Price paid for the X Ray Shares hereunder; however, the amount of Team Stock constituting the Deferred Payment delivered to the Escrow Agent shall be reduced, share-for-share, by such 5,000 shares. The Deferred Payment shall be held and disposed of in accordance with the terms of the Escrow Agreement.

                  2.2.4. Earn-out Portion of the Purchase Price. Following the Closing, the Sellers shall be entitled to additional consideration of up to $2,500,000 in the aggregate under an earn-out (the "Earn-Out") calculated with respect to the earnings of Team's Mechanical Inspection Services, including those conducted by X Ray and earnings arising directly in connection with Mechanical Inspection Services conducted through Team's branch operations during the periods, and on such terms and conditions as set forth below:

                           2.2.4.1. The maximum amount payable to the Sellers under the Earn-Out shall be $2,500,000.

                           2.2.4.2. The Earn-Out shall be calculated in accordance with Section 2.2.4.3 below, and in accordance with the provisions of this Section 2.2.4. Prior to the calculation of the Earn-Out, the Team Auditors shall have completed the annual audit of Team's consolidated financial statements and delivery of the related audit report thereon for the fiscal year period under examination. Sample calculations of the Earn-Out are attached as Exhibit K for illustrative purposes only. Team shall deliver to the Team Auditors and the Sellers a statement of the calculation of the Earn-Out simultaneously with Team's audit report for each of such periods, which statement shall be delivered no later than the August 31 following the end of each period indicated below. Such calculation shall have been reviewed by the Team Auditors, who shall evidence such review by issuance of an agreed-upon procedures report. Team shall pay the amount owing to the Sellers in respect of the Earn-Out, if any, within thirty (30) days after the delivery of such statement.

                           2.2.4.3. The minimum (or floor) amounts of earnings before interest and taxes of Team's Mechanical Inspection Services, including those conducted by X Ray and earnings arising directly in connection with Mechanical Inspection Services conducted through Team's branch operations ("EBIT," with such minimum amount of EBIT being referred to as the "Floor EBIT") and the base amounts of EBIT ("Base EBIT") for each of such years being as follows:

---------------------------------------------------------------------------------------------
          PERIOD                         FLOOR EBIT                            BASE EBIT
---------------------------------------------------------------------------------------------
     April 1, 1999 to                    $1,925,000                           $2,275,000
       May 31, 2000
---------------------------------------------------------------------------------------------
      June 1, 2000 to                    $2,050,000                           $2,350,000
       May 31, 2001
---------------------------------------------------------------------------------------------
      June 1, 2001 to                       None.                             $2,900,000
       May 31, 2002
---------------------------------------------------------------------------------------------
      June 1, 2002 to                       None.                             $3,500,000
       May 31, 2003
---------------------------------------------------------------------------------------------

                                    (i) If EBIT for a particular period is less than the Floor EBIT, if any, then the Sellers shall not receive anything in respect of the Earn- Out. For periods without a Floor EBIT, if EBIT for such period is less than the Base EBIT, the Sellers shall not receive anything in respect of the Earn-Out.

                                    (ii) For periods in which EBIT is between the Floor EBIT and the Base EBIT, the amount under the Earn-Out that the Sellers shall receive will be equal to (x) a fraction, the numerator of which is the actual EBIT, the denominator of which is the Base EBIT, multiplied by (y) the difference between the actual EBIT and the Floor EBIT, multiplied by (z) 0.50.

                                    (iii) For periods in which EBIT is in excess of the Base EBIT, the amount under the Earn-Out that the Sellers shall receive will be equal to the greater of (x) the difference between the actual EBIT and the Base EBIT, multiplied by 0.50, or (y) $150,000.

                           2.2.4.4. The Earn-Out shall be calculated on a cumulative basis, but paid out annually; however, in no event shall the Sellers have to pay to Team any deficit or cumulative deficit in the Earn-Out calculation, and in no event shall Team have to pay to the Sellers any more than $2,500,000 in the aggregate.

                           2.2.4.5. EBIT shall include only direct and dedicated expenses attributable to Mechanical Inspection Services (regardless of whether such expenses could be classified as overhead or otherwise), with no allocations of existing Team overheads.

                           2.2.4.6. Team covenants and agrees that neither it nor any Team Subsidiary shall take any action the primary purpose of which is to impede the Sellers from achieving the Earn-Out.

                           2.2.4.7. Team covenants and agrees that the Earn-Out shall be guaranteed by X Ray as it is earned.

                           2.2.4.8. Team covenants and agrees that Sellers shall have the right to review the EBIT and Earn-Out calculations, and that the Parties shall first submit any dispute regarding such calculations to informal meetings (whether one or more) of Miller and the President and Chief Operating Officer of Team (or such officer of Team holding a substantially equivalent executive position at the time), who shall in good faith attempt to resolve such dispute during fifteen (15) days after such submission; thereafter, if the Parties are unable to agree upon such calculations, such dispute shall be subject to the arbitration provisions contained in Section 11 of this Agreement.

         2.3. Escrow Agreement; Right of Setoff.

                  2.3.1. Team shall place the Deferred Payment in escrow at Closing (with such total amount, together with all dividends, distributions and interest thereon from and after the Closing Date, constituting the "Escrow Amount"). The Escrow Amount shall be held by Southwest Bank of Texas, N.A., as escrow agent (the "Escrow Agent"), pursuant to an escrow agreement substantially in the form of Exhibit G hereto (the "Escrow Agreement").

                  2.3.2. Team shall have the right to set off against and deduct (such action being referred to as a "Setoff") from the Deferred Payment payable to the Sellers as provided in Section 2.2.3 above the amount for which (i) Team is entitled to an adjustment to the Purchase Price in connection with a Preliminary Net Working Capital Deficit and a Net Working Capital Deficit, as provided in Section 7.6, and (ii) the Sellers are obligated to indemnify Team, as provided in Section 9 (Team's "Right of Setoff", with each such amount deducted constituting a "Setoff Amount"); the exercise by Team of its Right of Setoff shall not be deemed a default by Team of its obligation under this Agreement to deliver such Deferred Payment to Sellers or any portion thereof.

                  2.3.3. Team may exercise its Right of Setoff as follows: (i) Team shall deliver to the Sellers a notice of setoff stating the asserted Setoff Amount and specifying the basis for the claim giving rise to such Right of Setoff, including a written declaration of the Adverse Consequences incurred (or a statement of Team's reasonable estimate of Adverse Consequences to be incurred, which statement shall derive from an actual asserted or threatened claim or the discovery by Team of facts and circumstances which could reasonably lead to an actual or threatened claim for Adverse Consequences) or, in the case of a Preliminary Net Working Capital Deficit or a Net Working Capital Deficit, the amount of the same (any of such events being referred to as a "Claim"), with a copy being contemporaneously delivered to the Escrow Agent; (ii) the Sellers shall have twenty (20) days following receipt of a Claim to deliver to Team a written objection to such Claim (a "Denial"), with a copy being contemporaneously delivered to the Escrow Agent; (iii) if no Denial is timely interposed by the Sellers, the Setoff Amount shall be deemed agreed upon and the Escrow Agent shall deduct from the Escrow Amount and deliver to Team the Setoff Amount asserted in the Claim; (iv) if a Denial is timely delivered to the Escrow Agent by the Sellers, Team and the Sellers shall negotiate in good faith during the fifteen (15) days following Team's receipt of the Denial to resolve any disagreement over the Claim, and if Team and the Sellers resolve such disagreement they shall, if applicable, jointly execute and deliver to the Escrow Agent a directive ("Release Letter") instructing the Escrow Agent to deduct from the Escrow Amount and deliver to Team the amount agreed to by Team and the Sellers; and
         (v) if a Denial is timely delivered to the Escrow Agent by the Sellers and the Claim cannot be resolved by Team and the Sellers within that fifteen (15) day period, such Claim shall be resolved by arbitration pursuant to Section 11 hereof, and any amounts awarded to Team as a result of such arbitration shall constitute the Setoff Amount which shall be put forth in a Release Letter which Team and the Sellers shall execute and deliver to the Escrow Agent.

                  2.3.4. The Parties agree that, following the resolution of the Preliminary Net Working Capital Deficit or the Preliminary Net Working Capital Surplus in accordance with Section 7.6.1 below, the Escrow Agent shall maintain the remaining Cash portion of the Deferred Payment, if any, in the Escrow Account pending resolution of the Net Working Capital Deficit or Net Working Capital Surplus, as the case may be, in accordance with Section 7.6.2 below. Upon such resolution the Parties shall jointly instruct the Escrow Agent to deliver to Sellers the excess of such Cash above the amount of the Net Working Capital Deficit, if any; or, in the case of a Net Working Capital Surplus, Team shall join with Sellers to instruct the Escrow Agent to deliver to Sellers the entirety of such Cash, and Team shall pay to Sellers (in the proportions set forth on Exhibit A) the amount of such Net Working Capital Surplus in Cash.

                  2.3.5. The Parties agree that the Escrow Agent shall maintain the Team Stock portion of the Deferred Payment in the Escrow Account until the first business day after the first annual anniversary of the Closing Date; from and after such date, the Parties agree that the Escrow Agent shall continue to hold $1,000,000 worth of Team Stock (determined by dividing $1,000,000 by the Valuation Price per share, as such term is defined in Section 6 of the Escrow Agreement), but in no event more than 300,000 shares of Team Stock; the amount of shares of Team Stock in the Escrow Account in excess of such amount shall be released to Sellers. The shares of Team Stock then remaining in the Escrow Account shall continue to be held by the Escrow Agent until the first business day after the second annual anniversary of the Closing Date; from and after such date, the Parties agree that the Escrow Agent shall continue to hold $500,000 worth of Team Stock (determined by dividing $500,000 by the Valuation Price per share, as such term is defined in Section 6 of the Escrow Agreement), but in no event more than 150,000 shares of Team Stock; the amount of shares of Team Stock in the Escrow Account in excess of such amount shall be released to Sellers. The then remaining shares of Team Stock shall continue to be held by the Escrow Agent until the first business day after the third annual anniversary of the Closing Date; on such date, the Parties agree that the Escrow Agent shall release to Sellers all remaining shares of Team Stock held in the Escrow Account. The amount of shares of Team Stock released by the Escrow Agent, as described in this Section 2.3.5, shall be subject to reduction in each case by any asserted and pending Claims. Each Party agrees to join with the other Parties in jointly instructing the Escrow Agent to disburse the Team Stock portion of the Escrow Account in accordance with the provisions of this Section 2.3.5.

                  2.3.6. The Parties agree that the detailed requirements and conditions set forth in this Agreement pertaining to the Escrow Amount and the rights and obligations of Team and Sellers with regard to Claims and disbursements from the Escrow Amount shall continue to apply even though the said requirements and conditions are not incorporated in the Escrow Agreement.

         2.4. The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place simultaneously with the execution of this Agreement at the offices of Chamberlain, Hrdlicka, White, Williams & Martin, 1200 Smith Street, Suite 1400, Houston, Texas
(with such execution date being referred to as the "Closing Date").

         2.5. Deliveries at the Closing. At the Closing, (i) each of the Sellers will deliver to Team stock certificates representing all of such Seller's X Ray Shares, endorsed in blank or accompanied by duly executed assignment documents,
(ii) Team will deliver to each of the Sellers and the Escrow Agent, as applicable, the consideration specified in Sections 2.2.1, 2.2.2 and 2.2.3 above, (iii) Team will deliver to Manuel 5,000 shares of the common stock of Team, $0.30 par value per share, issued in the name of G.A. Herrera & Co., (iv) Manuel and Team shall enter into the consulting agreement in substantially the form of Exhibit C attached hereto, (v) Miller and Team shall enter into the employment agreement in substantially the form of Exhibit D attached hereto,
(vi) counsel to the Sellers shall deliver to Team an opinion in form and substance as set forth on Exhibit E attached hereto, (vii) Team and the Sellers shall enter into the stock restriction agreement in substantially the form of Exhibit G attached hereto, (viii) the Parties shall enter into the Escrow Agreement with the Escrow Agent, (ix) counsel to Team shall deliver an opinion in form and substance as set forth in Exhibit F attached hereto, and (x) the Parties shall enter into the registration rights agreement in substantially the form of Exhibit I attached hereto.

         2.6. Certain Other Agreements. With regard to those certain personal vehicles transferred from X Ray to Manuel, which vehicles are (i) Silver/Black 1998 Chevrolet, VIN 1GNEC16R9WJ337334, (ii) Beige 1995 Chevrolet Pickup, VIN 2GBEKXS1301557, (iii) Red 1999 Chevrolet Suburban, VIN 1GNFK16R6XJ384510, and
(iv) White 1997 Chevrolet Pickup, VIN 2GCEK19R1V1290221, Team agrees that the consideration for such transfer shall be the reduction to the shareholder debt to X Ray indicated on the face of those certain bills of sale dated April 1, 1999, executed by X Ray in favor of Manuel. On or before the Closing Date, Sellers shall cause the transfer to X Ray from XRI Management Company of all vehicles and related radiography equipment used in the business of X Ray.

3.       Representations and Warranties Concerning the Transaction.

         3.1. Representations and Warranties of the Sellers. Each Seller represents and warrants to Team that the statements with respect to such Seller contained in this Section 3.1 are correct and complete.

                  3.1.1. Authorization of Transaction. Each Seller has the legal power, authority and capacity to execute and deliver this Agreement and to perform his or its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each of the Sellers, enforceable in accordance with its terms and conditions. None of the Sellers needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                  3.1.2. Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Sellers is subject or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of the Sellers is a party or by which he is bound or to which any of his assets is subject.

                  3.1.3. Brokers' Fees. In the event the transactions contemplated by this Agreement are consummated, Sellers and/or X Ray are liable for the payment of a broker's fee to G. A. Herrera & Co. The Sellers agree and acknowledge that Team shall not be liable or obligated for the payment of any broker's fees owed by any of the Sellers or X Ray. Other than the broker's fee to G. A. Herrera & Co., none of the Sellers or X Ray has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Team could become liable or obligated.

                  3.1.4. Investment. Each of the Sellers (A) understands that the Team Stock has not been, and may not be, registered under the Securities Act, or under any state securities laws, and is being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring the Team Stock solely for his own account for investment purposes, and not with a view to the distribution thereof, (C) is a sophisticated investor with knowledge and experience in business and financial matters, (D) has received Team's most recent Form 10-K report to the SEC and Proxy Statement pursuant to the Securities Exchange Act, and all reports that Team has filed with the SEC pursuant to the Securities Exchange Act since its most recent Form 10-K, and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Team Stock,
         (E) is able to bear the economic risk and lack of liquidity inherent in holding the Team Stock, and (F) is an Accredited Investor.

                  3.1.5. X Ray Shares. Each of the Sellers holds of record and owns beneficially the number of X Ray Shares set forth next to his name on Exhibit A, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. None of the Sellers is a party to any option, warrant, purchase right, or other contract or commitment that could require such Seller to sell, transfer, or otherwise dispose of any capital stock of X Ray (other than this Agreement). None of the Sellers is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of X Ray.

         3.2. Representations and Warranties of Team. Team represents and warrants to the Sellers that the statements contained in this Section 3.2 are correct and complete.

                  3.2.1. Organization of Team. Team is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

                  3.2.2. Authorization of Transaction. Team has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Team, enforceable in accordance with its terms and conditions. Team does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                  3.2.3. Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Team is subject or any provision of its respective charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Team is a party or by which it is bound or to which any of its assets is subject.

                  3.2.4. Brokers' Fees. Team has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated.

                  3.2.5. Investment. Team is not acquiring X Ray Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

                  3.2.6. Treatment of Transactions. The transactions contemplated by this Agreement shall be treated for Tax purposes as an acquisition by Team of stock, and shall not be treated for Tax purposes as an asset acquisition. Team shall take no position or action other than in accordance with such treatment.

4. Preparation and Delivery of Disclosure Schedule. Simultaneously with the execution of this Agreement, the Sellers have prepared and delivered to Team a disclosure schedule (the "Disclosure Schedule"), which supplies the various items specified by Section 5 hereof. The mere listing (or inclusion of a copy) of a document or other item on the Disclosure Schedule shall not be deemed adequate to disclose an exception to a representation or warranty made herein unless the representation or warranty has to do with the existence of the document or other item itself. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in
Section 5.

5. Representations and Warranties Concerning X Ray and Its Subsidiaries. The Sellers represent and warrant to Team that the statements contained in this
Section 5 (including the information contained in the Disclosure Schedule delivered by the Sellers to Team pursuant to Section 4 above) are correct and complete.

       5.1. Organization, Qualification, and Corporate Power. X Ray is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. X Ray is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. X Ray has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. Section 5.1 of the Disclosure Schedule lists the directors and officers of X Ray. The Sellers have delivered to Team correct and complete copies of the charter and bylaws of X Ray as amended to date. The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of X Ray are correct and complete. X Ray is not in default under or in violation of any provision of its charter or bylaws.

         5.2. Capitalization. The entire authorized capital stock of X Ray consists of 100,000 shares of common stock, no par value per share, of which 5,000 shares are issued and outstanding and 3,000 shares are held in treasury. All of the X Ray Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective Sellers as set forth in Exhibit A. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require X Ray to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to X Ray. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of X Ray.

         5.3. Noncontravention. Neither the execution and the delivery of this agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which X Ray is subject or any provision of the charter or bylaws of X Ray or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which X Ray is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). X Ray shall not be required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or govern mental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

         5.4. Brokers' Fees. In the event the transactions contemplated by this Agreement are consummated, X Ray is liable for the payment of a broker's fee to
G. A. Herrera & Co. Sellers each agree and acknowledge that Team shall not be liable or obligated for the payment of any broker's fees owed by X Ray and/or Sellers. Other than the broker's fee to G. A. Herrera & Co., X Ray has no

Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Team could become liable or obligated.

         5.5. Title to Assets. Except as disclosed by Section 5.5 of the Disclosure Schedule, X Ray has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets acquired and/or disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

         5.6. Subsidiaries. X Ray does not have any Subsidiaries.

         5.7. Financial Statements. Attached hereto as Section 5.7 of the Disclosure Schedule are the following financial statements (collectively the "Financial Statements"): (i) unaudited balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal year ended December 31, 1996 for X Ray, (ii) audited balance sheets and statements of income, changes in stockholders' equity, and cash flow ("Audited Financial Statements") as of and for each of the fiscal years ended December 31, 1997 and December 31, 1998 (the "Most Recent Fiscal Year End") for X Ray; and (iii) unaudited balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the two months ended February 28, 1999 (the "Most Recent Fiscal Month End") for X Ray. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP, present fairly the financial condition of X Ray as of such dates and the results of operations of X Ray for such periods, are correct and complete, and are consistent with the books and records of X Ray (which books and records are correct and complete).

         5.8. Events Subsequent to the date of the Most Recent Financial Statements. Except as disclosed on Section 5.8 of the Disclosure Schedule, since the Most Recent Fiscal Month End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of X Ray. Without limiting the generality of the foregoing, except as disclosed on Section 5.8 of the Disclosure Schedule, since the Most Recent Fiscal Month End:

                  5.8.1. X Ray has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                  5.8.2. X Ray has not entered into any agreement, contract, lease or license (or series of related agreements, contracts, leases, and licenses) either involving more than $10,000 or outside the Ordinary Course of Business;

                  5.8.3. no party (including X Ray) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $10,000 to which X Ray is a party or by which it is bound;

                  5.8.4. X Ray has not imposed any Security Interest upon any of its assets, tangible or intangible;

                  5.8.5. X Ray has not made any capital expenditure (or series of related capital expenditures) either involving more than $10,000 or outside the Ordinary Course of Business;

                  5.8.6. X Ray has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $10,000 or outside the Ordinary Course of Business;

                  5.8.7. X Ray has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $10,000 singly or $100,000 in the aggregate, except as recorded on the books of X Ray and disclosed in writing to Team;

                  5.8.8. X Ray has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

                  5.8.9. X Ray has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $10,000 or outside the Ordinary Course of Business;

                  5.8.10. X Ray has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

                  5.8.11. there has been no change made or authorized in the charter or bylaws of X Ray;

                  5.8.12. X Ray has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

                  5.8.13. X Ray has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                  5.8.14. X Ray has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property, except as recorded on the books and records of X Ray and disclosed in writing to Team;

                  5.8.15. X Ray has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

                  5.8.16. X Ray has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                  5.8.17. X Ray has not granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

                  5.8.18. except for the 1999 Incentive Bonus Program and the 401K Plan established in January 1999, X Ray has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

                  5.8.19. X Ray has not made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

                  5.8.20. X Ray has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

                  5.8.21. there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving X Ray; and

                  5.8.22.  X Ray has not committed to any of the foregoing.

         5.9. Undisclosed Liabilities. Except as disclosed by Section 5.9 of the Disclosure Schedule, X Ray has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against X Ray giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

         5.10. Legal Compliance. Except as disclosed by Section 5.10 of the Disclosure Schedule, X Ray and its Affiliates have complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

         5.11. Tax Matters.

                  Except as disclosed by Section 5.11 of the Disclosure Schedule, the following statements are correct and complete:

                  5.11.1. X Ray has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by X Ray (whether or not shown on any Tax Return) have been paid or accrued. X Ray currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where X Ray does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of X Ray that arose in connection with any failure (or alleged failure) to pay any Tax.

                  5.11.2. X Ray has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, except for those Taxes accrued as a payable on the Final Closing Date Balance Sheet.

                  5.11.3. No Seller or director or officer (or employee responsible for Tax matters) of X Ray expects any taxing authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of X Ray either (A) claimed or raised by any authority in writing or
         (B) as to which any of the Sellers has Knowledge based upon personal contact with any agent of such authority. Section 5.11 of the Disclosure Schedule lists all federal, state, local, and foreign Tax Returns filed with respect to X Ray for taxable periods ended on or after December 31, 1996, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Sellers have delivered to Team correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by X Ray since December 31, 1996.

                  5.11.4. X Ray has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  5.11.5. X Ray has not filed a consent under Code Sec. 341(f) concerning collapsible corporations. X Ray has not made any payments, is not obligated to make any payments, nor is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Sec. 280G. X Ray has not been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2) during the applicable period specified in Code Sec. 897(c)(1)(A)(ii). X Ray has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Sec. 6662. X Ray is not a party to any Tax allocation or sharing agreement. X Ray (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was X Ray) or (B) has no Liability for the Taxes of any Person (other than X Ray) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  5.11.6. Section 5.11 of the Disclosure Schedule sets forth the following information with respect to X Ray as of the most recent practicable date: (A) the basis of X Ray in its assets; (B) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to X Ray and (C) the amount of any deferred gain or loss allocable to X Ray arising out of any Deferred Intercompany Transaction.

                  5.11.7. The unpaid Taxes of X Ray (A) did not, as of the Most Recent Fiscal Month End, exceed the accrual for Tax Liability (rather than any accrual for deferred Taxes established to reflect temporary differences between book basis and Tax basis of assets and liabilities) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) do not exceed that accrual as adjusted through the Closing Date.

         5.12. Real Property. X Ray owns no real property. Section 5.12 of the Disclosure Schedule lists and describes briefly all real property leased or subleased to X Ray. The Sellers have delivered to Team correct and complete copies of the leases and subleases listed in Section 5.12 of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in
Section 5.12 of the Disclosure Schedule:

                  5.12.1. the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

                  5.12.2. except for those leases with Manuel and/or Affiliates of Manuel for which Team and Manuel and/or such Affiliate shall enter into one or more new leases, as more specifically provided herein, the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                  5.12.3. no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                  5.12.4. no party to the lease or sublease has repudiated any provision thereof;

                  5.12.5. there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

                  5.12.6. with respect to each sublease, the representations and warranties set forth in subsections 5.12.1 through 5.12.5 above are true and correct with respect to the underlying lease;

                  5.12.7. X Ray has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                  5.12.8. all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

                  5.12.9. all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities; and

                  5.12.10. to the Knowledge of Sellers, and except as set forth in Section 5.12.10 of the Disclosure Schedule, the owner of the facility leased or subleased has good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for installments of special easements not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto.

         5.13. Intellectual Property.

                  Except as otherwise disclosed by Section 5.13 of the Disclosure Schedule, the following statements are correct and complete:

                  5.13.1. X Ray owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the business of X Ray as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by X Ray immediately prior to the Closing hereunder will be owned or available for use by X Ray on identical terms and conditions immediately subsequent to the Closing hereunder. X Ray has taken all necessary action to maintain and protect each item of Intellectual Property that it owns or uses.

                  5.13.2. X Ray has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of X Ray has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of X Ray must license or refrain from using any Intellectual Property rights of any third party). To the Sellers' Knowledge, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of X Ray.

                  5.13.3. Section 5.13.3 of the Disclosure Schedule identifies each patent or registration which has been issued to X Ray with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which X Ray has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which X Ray has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Sellers have delivered to Team correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and have made available to Team correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Section 5.13.3 of the Disclosure Schedule also identifies each trade name or unregistered trademark used by X Ray in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in Section 5.13.3 of the Disclosure Schedule:

                           5.13.3.1. X Ray possesses all right, title, and
                  interest in and to the item, free and clear of any Security Interest, license, or other restriction;

                           5.13.3.2. the item is not subject to any outstanding
                  injunction, judgment, order, decree, ruling, or charge;

                           5.13.3.3. no action, suit, proceeding, hearing,
                  investigation, charge, complaint, claim, or demand is pending or to the Sellers' Knowledge is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                           5.13.3.4. X Ray has never agreed to indemnify any
                  Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                  5.13.4. Section 5.13.4 of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that X Ray uses pursuant to license, sublicense, agreement, or permission. The Sellers have delivered to Team correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 5.13.4 of the Disclosure Schedule:

                           5.13.4.1. the license, sublicense, agreement, or
                  permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

                           5.13.4.2. the license, sublicense, agreement, or
                  permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing;

                           5.13.4.3. no party to the license, sublicense,
                  agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                           5.13.4.4. no party to the license, sublicense,
                  agreement, or permission has repudiated any provision thereof;

                           5.13.4.5. with respect to each sublicense, the
                  representations and warranties set forth in subsections
                  5.13.4.1 through 5.13.4.4 above are true and correct with respect to the underlying license;

                           5.13.4.6. the underlying item of Intellectual
                  Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                           5.13.4.7. no action, suit, proceeding, hearing,
                  investigation, charge, complaint, claim, or demand is pending or to the Sellers' Knowledge is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                           5.13.4.8. X Ray has not granted any sublicense or
                  similar right with respect to the license, sublicense, agreement, or permission.

                  5.13.5. X Ray will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its business as presently conducted.

                  5.13.6. None of the Sellers has any Knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process of X Ray.

         5.14. Tangible Assets. X Ray owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of Mechanical Inspection Services as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used.

         5.15. Inventory. The inventory of X Ray consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and is carried at its net realizable value in accordance with GAAP, subject only to the reserve for inventory write down set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of X Ray.

         5.16. Contracts. Section 5.16 of the Disclosure Schedule (i) contains a copy of X Ray's internally-generated list of master service agreements, which are not job specific, and (ii) lists the following contracts and other agreements to which X Ray is a party:

                  5.16.1. any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $10,000 per annum;

                  5.16.2. any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a loss to X Ray, or involve consideration in excess of $10,000;

                  5.16.3. any agreement concerning a partnership, joint venture or limited liability company;

                  5.16.4. any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $10,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

                  5.16.5. any agreement concerning confidentiality or noncompetition;

                  5.16.6. any agreement with any of the Sellers and their Affiliates (other than X Ray);

                  5.16.7. any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

                  5.16.8. any collective bargaining agreement;

                  5.16.9. any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $50,000 or providing severance benefits;

                  5.16.10. any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business; or

                  5.16.11. any agreement under which the consequences of a default or termination could have an adverse effect on the business, financial condition, operations, results of operations, or future prospects of X Ray.

Except for such master service agreements, which Sellers have made available for Team's inspection at X Ray's offices, the Sellers have delivered to Team a correct and complete copy of each written agreement listed in Section 5.16 of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 5.16 of the Disclosure Schedule. With respect to each such agreement, except as disclosed by Section 5.16 of the Disclosure Schedule: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) to the Sellers' Knowledge, no party has repudiated any provision of the agreement.

         5.17. Notes and Accounts Receivable. All notes and accounts receivable of X Ray are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, and are collectible in the Ordinary Course of Business no later than 60 days after the Closing Date.

         5.18. Powers of Attorney. There are no outstanding powers of attorney executed on behalf of X Ray except for the power of attorney and audit representation letter by X Ray to Wright, Moore, DeHart, Dupuis & Hutchinson for tax matters for X Ray pertaining to all periods through Closing.

         5.19. Insurance. Section 5.19 of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which X Ray has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past 5 years:

                  5.19.1. the name, address, and telephone number of the agent;

                  5.19.2. the name of the insurer, the name of the policyholder, and the name of each covered insured;

                  5.19.3. the policy number and the period of coverage;

                  5.19.4. the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

                  5.19.5. a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy, except as disclosed by Section 5.19 of the Disclosure Schedule: (A) the policy is in full force and effect; (B) assuming premiums are paid and the insurer does not cancel the policy or otherwise attempt to void its obligations, then the policy will continue to be in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) X Ray nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and, to Sellers' Knowledge, no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) to Sellers' Knowledge, no party to the policy has repudiated any provision thereof. X Ray has been covered during the past 10 years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Section 5.19 of the Disclosure Schedule describes any self-insurance arrangements affecting X Ray.

         5.20. Litigation. Section 5.20 of the Disclosure Schedule sets forth each instance in which X Ray (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or to Sellers' Knowledge is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 5.20 of the Disclosure Schedule could result in any adverse change in the business, financial condition, operations, results of operations, or future prospects of X Ray.

         5.21. Warranty. To Sellers' Knowledge, each and every service provided by X Ray has been in conformity with all applicable contractual commitments and all express and implied warranties, and X Ray has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for replacement, repair or other additional services in respect thereof or other damages in connection therewith, subject only to the reserve for warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto), as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of X Ray. Section 5.21 of the Disclosure Schedule includes copies of the standard terms and conditions of service for X Ray.

         5.22. Liability in Respect of Services Provided. Except as may be set forth in Section 5.22 of the Disclosure Schedule, to the Sellers' Knowledge X Ray has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of any services provided by X Ray.

         5.23. Employees. To the Knowledge of the Sellers, no executive, key employee (except for Brandon Stelley who terminated his employment on 2/2/99), or group of employees has any plans to terminate employment with X Ray. X Ray is not a party to or bound by any collective bargaining agreement, nor has X Ray experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. X Ray has not committed any unfair labor practice. The Sellers do not have any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of any of X Ray.

         5.24. Employee Benefits.

                  5.24.1. Section 5.24 of the Disclosure Schedule lists each Employee Benefit Plan that X Ray maintains and/or to which X Ray contributes.

                           5.24.1.1. Each such Employee Benefit Plan (and each
                  related trust, insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                           5.24.1.2. To the extent applicable, all required
                  reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Sec. 4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                           5.24.1.3. All contributions (including all employer
                  contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of X Ray. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                           5.24.1.4. Each such Employee Benefit Plan which is an
                  Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code Sec.
                  401(a).

                           5.24.1.5. The market value of assets under each such
                  Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

                           5.24.1.6. The Sellers have delivered to Team correct
                  and complete copies of the plan documents and summary plan descriptions, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

                  5.24.2. With respect to each Employee Benefit Plan that X Ray and the Controlled Group of Corporations which includes X Ray maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

                           5.24.2.1. No such Employee Benefit Plan which is in
                  Employee Pension Benefit Plan (other than any Multiemployer
                  Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or threatened.

                           5.24.2.2. There have been no Prohibited Transactions
                  with respect to any such Employee Benefit Plan. No Fiduciary has any material Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to Sellers' Knowledge, threatened. There is no Basis for any such action, suit, proceeding, hearing, or investigation.

                           5.24.2.3. X Ray has not incurred, and none of the
                  Sellers has any reason to expect that X Ray will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

                  5.24.3. X Ray, nor the other members of the Controlled Group of Corporations that includes X Ray contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

                  5.24.4. Except for supplemental medical insurance payments for Manuel's parents, which payments will cease on the Closing Date, X Ray does not maintain nor has it maintained, it does not contribute nor has it contributed, and it never has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Sec. 4980B).

         5.25. Guaranties. X Ray is not a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other Person.

         5.26. Environment, Health, and Safety.

                  5.26.1. Except as set forth on Section 5.26 of the Disclosure Schedule, each of X Ray and its Affiliates has complied with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Without limiting the generality of the preceding sentence, each of X Ray and its Affiliates has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and each has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

                  5.26.2. All properties and equipment used in the business of X Ray have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1,2-trans-dichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances (except for radioactive substances identified in Section 5.26 of the Disclosure Schedule).

         5.27. Certain Business Relationships with X Ray. Except (i) as disclosed by Section 5.27 of the Disclosure Schedule, (ii) for XRI Management Company's previous relationship with X Ray, and (iii) Manuel's relationship as lessor to X Ray of the Lafayette and Sulphur facilities, the Sellers have not been involved in any business arrangement or relationship with X Ray within the past 12 months, and none own any asset, tangible or intangible, which is now used in the business of X Ray.

         5.28. Year 2000 Compliance. X Ray's business system, including its computer hardware and software, are Year 2000 Compliant in all material respects necessary for the day to day operation of X Ray's business.

         5.29. Disclosure. The representations and warranties contained in this
Section 5 or in any Exhibit, certificate or Schedule attached hereto do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein or therein not misleading and all such statements, representations, warranties, Exhibits, certificates and Schedules are true, correct and complete in all material respects.

6.       Intentionally Deleted.

7. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

         7.1. General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 9 below). The Sellers acknowledge and agree that from and after the Closing Team will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to X Ray.

         7.2. Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, audit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving X Ray, each of the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending

Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 9 below).

         7.3. Transition. None of the Sellers will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of any of X Ray from maintaining the same business relationships with X Ray and its Subsidiaries after the Closing as it maintained with X Ray prior to the Closing. Each of the Sellers will refer all customer inquiries relating to the business of X Ray to Team from and after the Closing.

         7.4. Confidentiality. Each of the Sellers will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to Team or destroy, at the request and option of Team, all tangible embodiments (and all copies) of the Confidential Information which are in his or its possession. Each of the Sellers acknowledges and agrees that all Confidential Information known or obtained by such Seller whether before or after the date hereof, is and shall be the property of X Ray. In the event that any of the Sellers is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Seller will notify Team promptly of the request or requirement so that Team may seek an appropriate protective order or waive compliance with the provisions of this Section 7.4. If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Sellers is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Seller may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Seller shall use his or its reasonable best efforts to obtain, at the reasonable request of Team, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Team shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

         7.5. Team Stock. Each certificate for shares of Team Stock to be issued hereunder will be imprinted with a legend substantially in the following form:

                  The shares represented by this certificate have not been registered under the Securities Act of 1933 ("Act") or any other securities statute, and no reoffer, sale, transfer, pledge or other disposition thereof may be made unless the shares are registered under the Act and any other applicable statute, or, in the written opinion of counsel reasonably satisfactory to the issuer, such transaction will not require registration under the Act or any other securities statute.

                  Full statements of the designations, preferences, limitations and relative rights of the shares of each class of authorized stock of Team, the variations in the relative rights and preferences of the shares of any series of Preferred Stock so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences each series thereof, and of the denial of the preemptive rights of shareholders to acquire unissued or treasury shares of Team, are set forth in the Articles of Incorporation of Team, as amended, which are on file in the Office of the Secretary of State of the State of Texas, copies of which may be obtained without charge on written request to Team at its principal place of business or registered office.

                  The shares represented by this certificate are subject to the provisions of a Stock Restriction Agreement between Team, Inc., E. Patrick Manuel, and B. Dal Miller, and may not be sold or transferred except in accordance with such Stock Restriction Agreement, a counterpart of which has been deposited with the Corporation at its principal office, and a copy of which will be provided to any shareholder upon written request.

         7.6. Preliminary Closing Date Balance Sheet; Final Closing Date Balance Sheet.

                  7.6.1. Within fifteen (15) business days after the Closing Date, the Sellers shall deliver to Team the Sellers' preliminary calculation of the Final Closing Date Balance Sheet described in Section 7.6.2 below ("Preliminary Closing Date Balance Sheet"), which shall set forth a statement of the Sellers' good faith estimate of the Current Assets and the Current Liabilities of X Ray as of March 31, 1999. In the event that the Current Assets fail to exceed the Current Liabilities by $500,000 (the amount of such deficit being referred to as the "Preliminary Net Working Capital Deficit"), then the Purchase Price for the X Ray Shares, as provided in Section 2.2 of this Agreement and as reflected by Exhibit A, shall be retroactively reduced dollar-for-dollar by the amount of such Preliminary Net Working Capital Deficit, and the Sellers agree that such Preliminary Net Working Capital Deficit shall be paid from the Escrow Account under Team's Right of Setoff by means of Team's Claim to the Escrow Agent under Section 2.3.3 above, subject to Sellers' right to object as provided in Section 2.3.3 above. In the event that the Cash portion of the Deferred Payment shall be insufficient to satisfy a Preliminary Net Working Capital Deficit, then the Sellers agree to pay to Team the amount of such Preliminary Net Working Capital Deficit in Cash within five (5) business days after resolution of the Claim for such Preliminary Net Working Capital Deficit under Section 2.3.3 above. In the event that the Current Assets exceed the Current Liabilities by $500,000 or more (the amount of such surplus, if any, being referred to as the "Preliminary Net Working Capital Surplus"), then the Purchase Price for the X Ray Shares, as provided in Section 2.2 of this Agreement and as reflected by Exhibit A, shall be retroactively increased dollar-for-dollar by the amount of the Preliminary Net Working Capital Surplus, and Team shall pay to the Sellers the amount of such difference in Cash within five (5) business days after delivery of the Preliminary Closing Date Balance Sheet. Any Preliminary Net Working Capital Deficit shall be increased dollar-for-dollar by the amount of Unassumed Liabilities, if any, appearing on the Preliminary Closing Date Balance Sheet; any Preliminary Net Working Capital Surplus shall be reduced dollar-for-dollar by the amount of Unassumed Liabilities, if any, appearing on the Preliminary Closing Date Balance Sheet. The adjustment to the Purchase Price described in this Section 7.6.1 shall be borne by the Sellers or payable to the Sellers, as the case may be, in the ratio that the number of X Ray Shares held by such Seller bears to all of the X Ray Shares purchased hereunder by Team.

                  7.6.2. Team shall cause a balance sheet, which shall set forth the Current Assets and the Current Liabilities of X Ray as of March 31, 1999, to be prepared for X Ray and shall cause Team's Auditor to audit such balance sheet ("Final Closing Date Balance Sheet"). Team shall deliver the Final Closing Date Balance Sheet to all Parties promptly upon its completion, which shall be on or before August 31, 1999. Only those accounts receivable existing as of March 31, 1999 and collected within 60 days after the Closing Date shall be included in the Current Assets as stated on the Final Closing Date Balance Sheet. Inventories included within Current Assets as stated on the Final Closing Date Balance Sheet shall be valued at the lower of cost or market price, and, except for radioactive materials included in inventory, shall have been fully used within 90 days after the Closing Date. Radioactive materials included within Current Assets as stated on the Final Closing Date Balance Sheet shall be valued in an amount equal to the historical cost per Curie multiplied by the number of Curies shown to be remaining in accordance with standard depletion charts provided by third-party vendors for such radioactive materials. In the event that the Current Assets fail to exceed the Current Liabilities by $500,000 (the amount of such deficit being referred to as the "Net Working Capital Deficit"), then the Purchase Price for the X Ray Shares, as provided in Section 2.2 of this Agreement and as reflected by Exhibit A, shall be retroactively reduced dollar-for-dollar by the amount of such Net Working Capital Deficit, and the Sellers agree that such Net Working Capital Deficit shall be paid from the Escrow Account under Team's Right of Setoff by means of Team's Claim to the Escrow Agent under Section 2.3.3 above, subject to Sellers' right to object as provided in Section 2.3.3 above. In the event that the Cash portion of the Deferred Payment shall be insufficient to satisfy a Net Working Capital Deficit, then the Sellers agree to pay to Team the amount of such Net Working Capital Deficit in Cash within five (5) business days after resolution of the Claim for such Net Working Capital Deficit under Section 2.3.3 above. In the event that the Current Assets exceed the Current Liabilities by $500,000 or more (the amount of such surplus, if any, being referred to as the "Net Working Capital Surplus"), then the Purchase Price for the X Ray Shares, as provided in Section
2.2 of this Agreement and as reflected by Exhibit A, shall be retroactively increased dollar-for-dollar by the amount of the Net Working Capital Surplus, Team shall pay to the Sellers the amount of such difference in Cash within five
(5) business days after delivery of the Final Closing Date Balance Sheet, and Team shall join with Sellers to instruct the Escrow Agent to deliver to the Sellers the entirety of the Cash in the Escrow Account, as provided by Section
2.3.4 above. Any Net Working Capital Deficit shall be increased dollar-for-dollar by the amount of Unassumed Liabilities, if any, appearing on the Final Closing Date Balance Sheet; any Net Working Capital Surplus shall be reduced dollar-for-dollar by the amount of Unassumed Liabilities, if any, appearing on the Final Closing Date Balance Sheet. The amount of any Net Working Capital Deficit shall be decreased dollar-for-dollar by the amount of any Preliminary Net Working Capital Deficit paid under Section 7.6.1, and shall be increased dollar-for-dollar by the amount of any Preliminary Net Working Capital Surplus paid under Section 7.6.1; similarly, the amount of any Net Working Capital Surplus shall be increased dollar-for-dollar by the amount of any Preliminary Net Working Capital Deficit paid under Section 7.6.1, and shall be decreased dollar-for-dollar by the amount of any Preliminary Net Working Capital Surplus paid under Section 7.6.1. The adjustment to the Purchase Price described in this Section 7.6.2 shall be borne by the Sellers or payable to the Sellers, as the case may be, in the ratio that the number of X Ray Shares held by such Seller bears to all of the X Ray Shares purchased hereunder by Team.

                  7.6.3. In the event any payments are made on the accounts receivable of X Ray existing as of March 31, 1999, and such underlying account(s) receivable(s) is not included in Current Assets as set forth in
Section 7.6.2 above, Team agrees and covenants to promptly remit to Sellers in Cash all such payments and collections.

                  7.6.4. The expense of the audit conducted by Wright, Moore, DeHart, Dupuis & Hutchinson in connection with the Audited Financial Statements shall be reflected on the Preliminary Closing Date Balance Sheet so as to increase any Preliminary Net Working Capital Deficit or decrease any Preliminary Net Working Capital Surplus on a dollar-for-dollar basis. Similarly, the Liability in respect of Taxes owing on Tax Returns for the period January 1, 1998 through December 31, 1998 shall be reflected on the Preliminary Closing Date Balance Sheet so as to increase any Preliminary Net Working Capital Deficit or decrease any Preliminary Net Working Capital Surplus on a dollar-for-dollar basis.

                  7.6.5. Following final disbursement of the Cash portion of the Deferred Payment in accordance with the provisions of this Section 7.6, Team shall make no further claims for adjustments to the Purchase Price in respect of matters set forth on the Final Closing Date Balance Sheet; provided, however, that Team shall be entitled to claim Adverse Consequences arising in connection with the breach by Sellers of the representations, warranties, and covenants contained in this Agreement and in accordance with the terms and conditions contained in Section 9 hereof.

         7.7. Noncompetition. Each of the Sellers, for and in consideration of the Purchase Price and the covenants and agreements of Team hereunder, agrees that:

                  7.7.1. During the Term, (i) Each of the Sellers shall not, directly or indirectly, engage or invest in, own, manage, operate, finance, control or participate in the ownership, management, operations, financing or control of, be employed by, associated with, or in any manner connected with, lend his name or the name of X Ray, or any similar name to, lend his credit to, or render services or advice to any business the products or activities compete in whole or in part with the products or activities of the Mechanical Inspection Services anywhere within the Territories; provided, however that each of the Sellers may purchase or otherwise acquire any class of securities of any enterprise, (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national securities exchange or have been registered under Section 12(g) of the Securities Exchange Act; (ii) Each of the Sellers shall not, directly or indirectly, for himself or any other person (A) induce or attempt to induce any employee or agent of X Ray or Team or any of its Subsidiaries, to leave the employ of X Ray or Team or any of its Subsidiaries, (B) in any way interfere with the relationship between X Ray or Team or any of its Subsidiaries, and any employee or agent of X Ray or Team or any of its Subsidiaries, (C) employ, or otherwise engage as an employee, independent contractor, or otherwise, any employee of X Ray or Team or any of its Subsidiaries, or (D) induce or attempt to induce any customer, supplier, licensee or business relation of X Ray or Team or any of its Subsidiaries, to cease doing business with X Ray or Team or any of its Subsidiaries, or in any way interfere with the relationship between any customer, supplier, licensee or business relation of X Ray or Team or any of its Subsidiaries; and (iii) Each of the Sellers shall not, directly or indirectly, either for himself or any other person, solicit the business of any person known to each Seller to be a customer of X Ray or Team or any of its Subsidiaries, whether or not such Seller had personal contact with such person, with respect to products or activities of the Mechanical Inspection Services in the Territories. Team shall have provided the Sellers with written notice and fifteen (15) days to cure such conduct prior to any claim of breach against such Seller with respect to the matters covered in subsections
         (ii)(B) and (ii)(D).

                  7.7.2. Each of the Sellers agrees that each of the covenants set forth in Section 7.7.1 is reasonable with respect to its duration, geographical area and scope.

                  7.7.3. Each of the Sellers shall not during the Term or at any time after the Term disparage X Ray or Team or any of its Subsidiaries, or the Mechanical Inspection Services or any of the directors, officers, employees, or agents of X Ray or Team or any of its Subsidiaries.

                  7.7.4. In the event that any provision of this Section 7.7 is found to be unenforceable, the Parties agree that this Section 7.7 shall be interpreted, and shall be deemed to be revised, so as to permit its enforcement in accordance with and to the extent permitted by applicable law.

         7.8. Stub Period Tax Return for X Ray. Each of the Sellers covenants and agrees to cause the preparation of and to file all final (including federal income and state and local) Tax Returns for X Ray in all jurisdictions which require such Tax Returns, which shall cover the period from January 1, 1999 until the Closing Date. The Sellers shall file all such Tax Returns as soon as practicable after the Closing, but in no event shall the Sellers file a particular Tax Return later than the date after which such Tax Return would no longer be considered timely filed. Such Tax Returns shall be consistent with the Audited Financial Statements. The Sellers shall provide Team with copies of all such Tax Returns, which shall be true, correct and complete in all material respects. The Liability in respect of such Taxes shown as owing on such Tax Returns shall be paid by X Ray, and shall be reflected on the Final Closing Date Balance Sheet so as to increase any Net Working Capital Deficit or decrease any Net Working Capital Surplus on a dollar-for-dollar basis.

         7.9. Award of Stock Options. The Parties agree and understand that Miller, in connection with his duties and responsibilities under the employment agreement referenced in Section 8.1.9 below, shall be entitled to recommend the award of stock options to key employees of X Ray, subject to approval by Team's Board of Directors. The total amount of the said stock options shall not exceed 50,000, and the maximum amount awarded to any key employee (other than Miller himself) shall not exceed 7,500.

         7.10. Unassumed Liabilities. To the extent that the Sellers have not satisfied and discharged the Unassumed Liabilities on or prior to the Closing Date (or, in the case of the Unassumed Liabilities arising in respect of Seller's obligations under Section 7.8, provided for a reserve or accrual in an amount satisfactory to Team) and the Preliminary Net Working Capital Surplus, Preliminary Net Working Capital Deficit, Net Working Capital Deficit or Net Working Capital surplus, as the case may be, has not been adjusted with respect thereto under Section 7.6.2 above, then the Sellers shall satisfy and discharge the Unassumed Liabilities from time to time after the Closing Date within five
(5) days after written notice from Team.

         7.11. Auditors' Consent. The Sellers shall cause Wright, Moore, DeHart, Dupuis & Hutchinson to consent to the use of their audit report on the Audited Financial Statements by Team in connection with filings with appropriate governmental authorities, including the SEC.

8.       Intentionally Deleted.

9.       Remedies for Breaches of This Agreement.

         9.1. Survival of Representations and Warranties.

                  9.1.1. The representations, warranties and covenants of the Sellers contained in Sections 3.1, 5.1, 5.2, 5.3, and 5.4 shall survive the Closing and shall continue in full force and effect thereafter forever.

                  9.1.2. The representations, warranties and covenants of the Sellers contained in Section 5.11 shall survive the Closing and shall continue in full force and effect until the expiration of all statutes of limitations applicable with respect thereto.

                  9.1.3. The covenants of Team contained in Section 2.2.4 shall survive until the final settlement of the Earn-Out; the representations, warranties and covenants of Team contained in Section
         3.2 shall survive the Closing and continue in full force and effect thereafter forever.

                  9.1.4. All other representations, warranties and covenants of the Parties contained in this Agreement and for which a survival period is not specifically described in Sections 9.1.1, 9.1.2 and 9.1.3 above, shall survive the Closing hereunder until the first business day after the date which is the third annual anniversary of the Closing Date.

         9.2. Indemnification Provisions for Benefit of Team. In the event any Seller breaches (or in the event any third party alleges facts that, if true, would mean a Seller has breached) any of his representations, warranties, and covenants contained in this Agreement, then each such Seller agrees to indemnify Team from and against the entirety of any Adverse Consequences (up to the amount of the Cap, if applicable) Team may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach). Each Seller shall indemnify Team from and against the entirety of any Adverse Consequences Team may suffer as a result of any breach of his covenant in Section 2 above and his representations and warranties in Section 3.1 above concerning the transaction, with such indemnity obligations arising only with respect to the particular Seller (whether one or more) who has breached such representations and warranties.

         9.3. Indemnification Provisions for Benefit of the Sellers. In the event Team breaches (or in the event any third party alleges facts that, if true, would mean Team has breached) any of its representations, warranties, and covenants contained herein, then Team agrees to indemnify each of the Sellers from and against the entirety of any Adverse Consequences the Sellers may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

         9.4. Matters Involving Third Parties. If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 9, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

         9.5. Defense of Third Party Claims. Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim (including any claim related to Taxes owed by X Ray for periods prior to the Closing Date) with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 10 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (C) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (D) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently. So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with the foregoing, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably). In the event any of the aforesaid conditions in this Section 9.5 fail and/or cease to be satisfied, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith, provided that the Indemnified Party keeps the Indemnifying Party informed as to all material matters pertaining to the Third Party Claim), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 9.

         9.6. Indemnification Payments Deemed to be Adjustments to Purchase Price. All indemnification payments under this Section 9 shall be deemed adjustments to the Purchase Price.

As to matters involving money damages, Team covenants and agrees to first exercise its Right of Setoff prior to the exercise of any other indemnification remedies it may have under this Section 9 against any of the Sellers.

         9.7. Other Indemnification Provisions. Following the Closing, the foregoing indemnification provisions shall constitute the sole and exclusive remedies any Party may have against any other Party for breach of representation, warranty, or covenant continued in this Agreement, except in the case of fraud, fraudulent inducement, intentional concealment or intentional misrepresentation, and except for Team's failure to pay the Earn-out in accordance with this Agreement, in any of which cases the injured Party shall have such rights and remedies with respect thereto as are provided at law or in equity. Each of the Sellers hereby agrees that he or it will not make any claim for indemnification against X Ray by reason of the fact that he or it was a director, officer, employee, or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by Team against such Seller (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

         9.8. Threshold. The Parties covenant and agree that the Sellers shall not be liable for any Adverse Consequences under this Section 9 until the aggregate amount for all indemnifiable claims under this Section 9 exceeds $100,000.00. This Section 9.8 shall not apply to the breach by Sellers of those representations, warranties and covenants identified in Section 9.1.1 or 9.1.2, or to the undertaking set forth in Section 9.11.

         9.9. Cap; Timing of Claims. From and after the Closing Date until the first business day after the date that is the first annual anniversary of the Closing Date, the aggregate liability of Sellers for Adverse Consequences under
Section 9 (the "Cap") shall be equal to the Purchase Price. After the date that is the first business day after the first annual anniversary of the Closing Date until the first business day after the date that is the second annual anniversary of the Closing Date, the Cap shall be equal to 66 2/3% of the Purchase Price. After the date that is the first business day after the second annual anniversary of the Closing Date until the first business day after the date that is the third annual anniversary of the Closing Date, the Cap shall be equal to 33 1/3% of the Purchase Price. For purposes of calculating the Purchase Price under this Section 9.9, the Earn-Out shall be included only to the extent paid to Sellers and the Purchase Price shall be subject to all adjustments (except those under this Section 9) provided in this Agreement. A claim for indemnification under this Section 9 must be made prior to the dates referenced in this Section 9.9 in order for the Cap applicable to such date to apply to such claim; similarly, with respect to those representations, warranties and covenants the survival of which is limited under Sections 9.1.2 and 9.1.4, a claim for indemnification under this Section 9 must be made on or prior to the date of expiration of such survival period. Notwithstanding anything to the contrary herein contained, the Cap shall be unlimited (and the limitations on Sellers' liability contained in this Section 9.9 shall be of no force or effect) for the breach of those representations, warranties and covenants identified in Sections 9.1.1 and 9.1.2, or to the undertaking set forth in Section 9.11.

         9.10. Other Covenants. If a claim, including a Third Party Claim, is covered by insurance, the Indemnified Party shall diligently prosecute the corresponding claim under such insurance policy and any insurance proceeds received shall either be paid to the Indemnified Party in respect of such claim or remitted to the Indemnifying Party (to the extent that such Indemnifying Party has paid Adverse Consequence with respect to such claim). Manuel's responsibility for Adverse Consequences for which Team is entitled to indemnity under this Section 9 shall be equal to 90% of such Adverse Consequences; Miller's responsibility for Adverse Consequences for which Team is entitled to indemnity under this Section 9 shall be equal to 10% of such Adverse Consequences. The Sellers shall be severally, but not jointly, liable for Adverse Consequences for which Team is entitled to indemnity under this Section
9. It is the intention of the Parties that Sellers shall not be solidarily liable for Adverse Consequences.

         9.11. Certain Undertaking of Sellers. Sellers agree to indemnify Team from and against the entirety of any Adverse Consequences Team may suffer through and after the date hereof from, arising out of, relating to, in the nature of, or caused by Tara Vezina v. X-Ray Inspection, Inc., EEOC Charge No. ###-##-####, disclosed on Section 5.20 of the Disclosure Schedule.

10.      Intentionally Deleted.

11.      Miscellaneous.

         11.1. Press Releases and Public Announcements. Sellers shall not issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of Team. Team shall, after the execution of this Agreement by the Parties and payment of the consideration provided in Sections 2.2.1, 2.2.2 and 2.2.3 above, issue a press release and make such public disclosure with respect to the Agreement as it believes in good faith is appropriate and/or is required by applicable law or any listing or trading agreement concerning its publicly-traded securities and will use its reasonable best efforts to timely provide the Sellers with a copy of such press release and public announcement.

         11.2. No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         11.3. Entire Agreement. This Agreement (including the documents and exhibits referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof. As among the Parties, in the event of any conflict between the provisions of the Escrow Agreement and this Agreement, the provisions of this Agreement shall control.

         11.4. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of Team and the Sellers; provided, however, that Team may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Team nonetheless shall remain responsible for the performance of all of its obligations hereunder).

         11.5. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         11.6. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         11.7. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to the Sellers:                    Copy to:

         c/o X Ray Inspection, Inc.            Liskow & Lewis
         102 Row 3                             822 Harding Street
         Lafayette, Louisiana 70508            Lafayette, Louisiana 70503
         P.O. Box 51651                        P.O. Box 52008
         Lafayette, Louisiana 70505            Lafayette, Louisiana 70505
         Facsimile:  (318) 233-1470            Attn:    Mr. Billy J. Domingue
                                               Facsimile:  (318) 267-2398

         If to Team:                           Copy to:

         Team, Inc.                            Chamberlain, Hrdlicka, White,
         200 Hermann Drive                     Williams & Martin
         Alvin, Texas 77511                    1200 Smith Street, Suite 1400
         P.O. Box 123                          Houston, Texas 77002-4310
         Alvin, Texas 77512-0123               Attn:    Mr. Sidney B. Williams
         Attn:    Philip J. Hawk,              Facsimile:  (713) 658-2553
                    Chairman and CEO
         Facsimile:  (281) 388-5583

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         11.8. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

         11.9. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Team and the Sellers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         11.10. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         11.11. Expenses. Each of the Parties, X Ray will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Sellers agree that X Ray has not borne or will not bear any of the Sellers' costs and expenses (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby; provided, however, to the extent that X Ray has borne such costs and expenses, Sellers agree to cause such costs and expenses to be reflected in such a way so as to increase the Preliminary Net Working Capital Deficit and the Net Working Capital Deficit or decrease the Preliminary Net Working Capital Surplus and the Net Working Capital Surplus, as the case may be, as contemplated under Sections 7.6.1 and 7.6.2, respectively. Team shall pay all costs associated with the compilations and restatement performed by Wright, Moore, DeHart, Dupuis & Hutchinson in connection with the adjustments to the Audited Financial Statements to Team's fiscal year, which costs Team shall treat as an acquisition expense. With regard to the transfer of certain vehicles and related radiography equipment from XRI Management Company to X Ray, Team, on the one hand, and Sellers, on the other hand, shall each pay 50% of any State of Louisiana transfer taxes imposed with respect to such transfers

         11.12. Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

         11.13. Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         11.14. Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 11.15 below), in addition to any other remedy to which they may be entitled, at law or in equity.

         11.15. Arbitration. All disputes, controversies or claims arising out of the transaction evidenced by this Agreement, or between or among the Parties hereto, including but not limited to those arising out of or relating to this Agreement or any related instruments, agreements, or documents, including any claim from an alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law), the Rules of Practice and Procedure for the Arbitration of Commercial Disputes of the American Arbitration

Association or any successor thereof ("AAA"), and the "Special Rules" set forth below. In the event of any inconsistency, the Special Rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any Party to this agreement or any related instruments, agreements, or documents may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this agreement applies in any court having jurisdiction over such action.

                  11.15.1. Special Rules. The following "Special Rules" shall apply to all arbitrations hereunder:

                  11.15.2. Commencement. All arbitration hearings will be commenced within 90 days of the demand for arbitration; further, the arbitrator shall only, upon a showing of cause, be permitted to extend the commencement of such hearing for up to an additional 60 days.

                  11.15.3. Three Arbitrators. The arbitration shall be conducted before a tribunal composed of three neutral arbitrators each of whom shall sign an oath agreeing to be bound by the code of ethics for arbitrators in commercial disputes promulgated by the AAA for neutral arbitrators. Each Party shall appoint an arbitrator, obtain its appointee's acceptance of such appointment, and deliver written notification of such appointment and acceptance to the other Party within 30 days after delivery of the notice of arbitration.

                  11.15.4. Appointment of Chairman. The two Party-appointed arbitrators shall jointly appoint the third arbitrator from the AAA "blue ribbon" panel for commercial disputes. If the appointment of the third arbitrator is not effected within 30 days, then, upon the joint request of the Parties or the request of either of them, the appointing authority shall appoint the third arbitrator, obtain acceptance of such appointment and acceptance. The third arbitrator shall serve as the chairman of the tribunal.

                  11.15.5. Qualifications of Chairman. The chairman shall be a lawyer admitted to the bar of the State of Texas who shall have practiced for at least 12 years, shall speak, read and write the English language fluently, shall have expertise in commercial litigation, and be either a former judicial officer or an active partner in a law firm of no less than 50 lawyers.

                  11.15.6. Unavailability of Blue Ribbon Panelists. If for any reason members of the blue ribbon panel are not available to serve as arbitrators or as chairman, then other commercial arbitrators of the AAA may serve, provided that preference shall be given to former judicial officers or active partners or shareholders in a law firm of no less than 50 lawyers with expertise in commercial litigation.

                  11.15.7. Impartiality. It is the intent of the Parties to avoid the appearance of impropriety due to bias or partiality on the part of any arbitrator. Prior to his or her formal appointment, each arbitrator shall disclose to the Parties and to the other members of the tribunal, any financial, fiduciary, kinship or other relationship between that arbitrator and any Party or its counsel, or between that arbitrator and any individual or entity with any financial, fiduciary, kinship or other relationship with any Party. For the purpose of this Agreement, "appearance of impropriety" shall be defined as such relationship or behavior as would cause a reasonable person to believe that bias or partiality on the part of the arbitrator may exist in favor of any Party.

                  11.15.8. Written Opinion. Any award or portion thereof, whether preliminary or final, shall be in a written opinion containing findings of fact and conclusions of law signed by each arbitrator. The arbitrator dissenting from an award or portion thereof shall issue a dissent from the award or portion thereof in writing, stating the reasons for his dissent.

                  11.15.9. Framing of Issues. The notice of arbitration shall contain a statement of any dispute in sufficient detail to apprise the other party of (i) the nature and scope of each dispute, (ii) the initiating party's position and (iii) the relief sought. Each other party shall, within 45 days after receipt of the notice, or within such other period of time as the parties may agree, deliver its answer to the initiating party, which shall contain its statement of the dispute, its positions and any counterclaims and the relief that it seeks. The initiating party shall then have 45 days, or such other period of time as the parties may agree, to deliver its reply to any counterclaim raised in the answer. No amendments to the notice, answer or reply shall be permitted without the consent of the other parties or of the arbitrators.

                  11.15.10. Discovery. The Parties agree that discovery shall be handled expeditiously. The Parties shall be entitled to a reasonable number of depositions, the final number which may be decided by the arbitrators if the Parties cannot agree. Interrogatories and requests for production may be used by the Parties under the Texas Rules of Civil Procedure. All disputes regarding discovery shall be promptly resolved by the arbitrators.

                  11.15.11. Locale. The locale for the arbitration shall be in Houston, Texas, unless otherwise agreed by the Parties.

                  11.15.12. Reservation of Rights. Nothing in this arbitration provision shall be deemed to limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this Agreement.

                    SIGNATURES APPEAR ON THE FOLLOWING PAGE.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                                     TEAM:

                                     TEAM, INC.


                                     By:
                                         ---------------------------------------
                                           Philip J. Hawk, Chairman and CEO


                                     SELLERS:


                                     -------------------------------------------
                                     E. Patrick Manuel


                                     -------------------------------------------
                                     B. Dal Miller

                                    EXHIBIT A

                                SHAREHOLDER LIST



----------------------------------------------------------------------------------------------------------------
NAME OF                       NO. OF X RAY SHARES           CASH DELIVERED AT             DEFERRED PAYMENT
SHAREHOLDER                   HELD                          CLOSING
----------------------------------------------------------------------------------------------------------------
E. Patrick Manuel                           4,500           $6,300,000, plus              535,500* shares of
                                                            90% of the Capital            Team Stock and
                                                            Expenditures                  $450,000 in Cash
----------------------------------------------------------------------------------------------------------------
B. Dal Miller                                 500           $700,000, plus 10%            59,500* shares of
                                                            of the Capital                Team Stock and
                                                            Expenditures                  $50,000 in Cash
----------------------------------------------------------------------------------------------------------------


* After adjustment for the 5,000 shares of Team Stock to be issued to G.A. Herrera & Co.

                                    EXHIBIT B

                              CAPITAL EXPENDITURES